UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Consent Solicitation Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

DELCATH SYSTEMS, INC.
(Name of Registrant as Specified In Its Charter)

ROBERT B. LADD JONATHAN A. FOLTZ MICHAEL KARPF, M.D. PAUL WILLIAM FREDERICK NICHOLLS FRED S. ZEIDMAN LADDCAP VALUE ASSOCIATES LLC LADDCAP VALUE PARTNERS LP

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LADDCAP LEARNS DELCATH’S CURRENT BOARD OF DIRECTORS RECENTLY APPROVED CHANGE
OF CONTROL ARRANGEMENTS BENEFICIAL TO THEMSELVES WITHOUT
DISCLOSURE TO STOCKHOLDERS

New York, August 31 - Laddcap Value Partners LP recently received confirmation, from Delcath Systems, Inc.’s (Nasdaq: DCTH) attorneys, concerning information that Laddcap believes is disturbing. Delcath’s attorneys confirmed in Court that its Directors recently approved new change of control arrangements for themselves, which may allow Delcath’s Directors to receive substantial payments. To our knowledge, Delcath has not disclosed these recent arrangements.

We call upon Delcath to immediately provide its stockholders with full, accurate, and complete disclosure of all of the terms of the new change of control arrangements that have been enacted by Delcath’s current Board.

Laddcap believes that establishing a new change of control plan, in the middle of a contest for corporate control is, among other things, self-serving and contrary to a Director’s fiduciary duties. In addition, Laddcap believes that by not providing disclosure to its stockholders of these new arrangements, Delcath may have violated its disclosure obligations.

“We intend to consider all available legal remedies on behalf of ourselves and other Delcath stockholders to insure that Delcath’s Directors do not benefit themselves to the detriment of Delcath’s stockholders and to insure that Delcath makes adequate disclosure to its stockholders,” stated Robert B. Ladd, Board nominee.

In connection with Laddcap’s consent solicitation, on August 17, 2006 Laddcap filed a definitive consent solicitation statement with the SEC. In addition, Laddcap may file other consent solicitation materials regarding this consent solicitation. STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE CONSENT SOLICITATION STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION. Definitive consent solicitation statements and blue consent cards have been mailed to Delcath stockholders. Stockholders are also able to obtain a free copy of the definitive consent solicitation statement at the SEC’s website, www.sec.gov. The definitive consent solicitation statement may also be obtained free of charge from Laddcap’s offices by contacting Laddcap at 650 Fifth Avenue, Suite 600, New York, New York 10019, (212) 259-2070, info@laddcapvalue.com or by contacting Laddcap’s soliciting firm, The Altman Group, Inc. 1200 Wall Street West, 3rd Floor, Lyndhurst, NJ 07071, (800) 581-5375 (Banks and Brokers Call Collect: (201) 806-7300).